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                                                                   Exhibit 10(n)

                          RESTRICTED STOCK AGREEMENT
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     THIS RESTRICTED STOCK AGREEMENT dated as of November 24, 1992 between JWP
INC., a Delaware corporation ("JWP"), and EDWARD F. KOSNIK (the "Executive").

     WHEREAS, JWP has adopted the Senior Incentive Compensation and Restricted Stock Award Plan (the "Plan") pursuant to which it may grant to Eligible Executives (as defined in the Plan) awards of shares of Common Stock of JWP (the "Restricted Stock");

     WHEREAS, in order to induce the Executive to become an employee of the Company, JWP has agreed to grant an award of Restricted Stock to the executive;


     WHEREAS, the Plan required the Executive to enter into a Restricted Stock Agreement setting forth the terms and conditions of the grant of such Restricted Stock;

     NOW, THEREFORE, in consideration of the mutual premises set forth herein, the parties hereto agree as follows:


















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     1.   Restricted Stock Award. In consideration of the Executive's agreement
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to become Senior Vice President-Finance of JWP, the Executive is hereby granted
100,000 shares of Restricted Stock pursuant to the Plan. The certificates for such shares shall contain the following legend:

          "The shares represented by this certificate have been issued pursuant to the JWP INC. Senior Incentive Compensation and Restricted Stock Award Plan, as amended, and cannot be transferred or otherwise hypothecated by the record holder hereof except in accordance with the Restricted Stock Agreement dated as of November 24, 1992 between JWP INC. and the record holder of these shares.

     2.   Restrictions on Transferability.  (a)  Shares of Restricted Stock may
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not be sold or otherwise be disposed of by the Executive until such shares shall have vested as set forth in paragraphs (b) or (d) below; provided that such shares, even when vested, may not be sold or otherwise disposed of by the Executive unless there is then in effect a registration statement under the Securities Act of 1933 (the "Act") permitting the resale to the public by the Executive of the Restricted Stock or an exemption from such registration exists and the Executive delivers an opinion of counsel, satisfactory to counsel to JWP, that such exemption is available.

     (b) The shares of Restricted Stock hereby granted and not hereafter forfeited shall vest and cease to be subject to forfeiture as follows: (i) one-third of the shares of Restricted Stock shall vest on November 24, 1993,
(ii) one-third of the shares of Restricted Stock shall vest on November 24, 1994, and (iii) one-third of the shares of Restricted Stock shall vest on


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November 24, 1995, unless vested earlier as set forth below.  The shares of
Restricted Stock once vested shall not be subject to forfeiture and not required to be resold to JWP as provided in paragraph (c) below in the event of termination of the Executive's employment with JWP under the circumstances set forth in paragraph (c). Shares of Restricted Stock that may be required to be resold to JWP as provided herein are referred to herein as "subject to forfeiture".

     (c) Until the shares of Restricted Stock are vested, they are subject to forfeiture (unless such forfeiture is waived by the Committee (the "Committee") administering the Plan) and shall be deemed forfeited following any one of the following events:

          (i) in the event the Executive voluntarily terminates his employment with JWP in the absence of there having occurred an event which constitutes Good Reason (this term and each other capitalized term used herein shall have the definition ascribed to it in paragraph (e) below); provided that the Executive shall not be deemed to have voluntarily terminated his employment (w) if he
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terminates his employment with JWP within three months of a Change of Control;
(x) if he shall die during his employment with JWP; or (y) if he terminates his employment for any other meritorious reason as determined in the sole discretion of the Committee; or

          (ii)  if the Executive's employment is terminated by JWP for Good
Cause.


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     In the event the shares of Restricted Stock shall be forfeited as provided above, the Executive shall promptly deliver such shares to JWP duly endorsed in blank or with a duly executed stock power and JWP shall pay thereupon to the Executive in respect of each such share an amount equal to the lesser of (x) the closing price on the New York Stock Exchange of a share of JWP common stock as of the date of the Executive's termination of employment or (y) the par value of each such share.

     (d) Notwithstanding paragraph (b) of this Section 2, the shares of Restricted Stock shall vest upon the occurrence of the following: (i) termination by JWP of Executive's employment without Good Cause, or (ii) termination by the Executive of such employment, which termination is not voluntary, as set forth in the proviso of subparagraph (c)(i) above, or (iii) termination by the Executive of such employment within three months following occurrence of an event which constitutes Good Reason. Upon such termination, the shares of Restricted Stock shall cease to be subject to a risk of forfeiture, and any restrictions on disposition (other than those provided in the proviso of paragraph (a) above), shall cease.

     (e) The capitalized terms used in this Section 2 shall have the meanings specified below:

          (i)  "Good Cause" shall mean and be limited to the following events:
(w) the Executive's conviction (or nolo contendre plea) in connection with a
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felony or misdemeanor involving moral turpitude or which in the opinion of the
Board of


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Directors of JWP is inimical to the best interests of JWP; or (x) admission by the Executive to an act of fraud, theft or dishonesty against JWP or any of its subsidiaries; or (y) willful neglect failure or refusal by the Executive substantially to perform his duties (other than any such failure or refusal resulting from the Executive's incapacity due to physical or mental illness); or
(z) willful misconduct by the Executive in connection with the performance of his duties, including, without limitation, misappropriation of funds or property of JWP or any of its subsidiaries, securing or attempting to secure personally any profit in connection with any transaction entered into on behalf of JWP or any subsidiary or any willful and intentional act having the effect of injuring the reputation, business or business relationships of JWP or any subsidiary.

     (ii) "Good Reason" shall mean (x) failure to elect or re-elect the Executive to , or a removal of the Executive from, the office of Executive Vice President and Chief Financial Officer; (y) a significant change in the nature or scope of the authorities, powers, functions, duties or responsibilities attached to such position or a reduction in his base salary as provided in the letter dated December 21, 1992 by JWP to the Executive, which in either event is not remedied within 30 days after receipt by JWP of written notice from the Executive; or (z) the liquidation, dissolution, consolidation or merger of JWP or transfer of all or a significant portion of JWP'S assets.

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               (iii)  "Change of Control" shall be deemed to have occurred if, as a result of a tender offer, merger, consolidation, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were directors of JWP immediately before the Transaction shall cease to constitute a majority of the Board of Directors of JWP or of any successor of JWP unless, subsequent to the Transaction and during the period during which the shares are subject to forfeiture, Andrew T. Dwyer continues to be the chief executive officer of JWP.

          3.  Taxes.  On the date that the shares of Restricted Stock become
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vested the value of such shares may become compensation to the Executive and JWP may be required to remit a withholding tax to governmental authorities at such time. It is accordingly understood and agreed that at the time such shares become vested, the Executive shall pay to JWP in cash or permit JWP to offset amounts that are otherwise due and owing by it to the Executive for the purpose of providing withholding tax funds to JWP to remit to governmental authorities whether federal, state, local or foreign.

          4.  Adjustments.  In the event of a change in the outstanding Common
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Stock of JWP by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, combination, exchange of shares or the like, the

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number and classes of shares of Restricted Stock shall be appropriately adjusted to prevent dilution or enlargement of rights by the Board of Directors or the committee administering the Plan, whose determination shall be conclusive, and if, in connection with any merger, consolidation or sale or transfer by JWP of substantially all of its assets, the date of termination of the transfer restrictions set forth in Section 2 hereof shall be advanced to a date to be fixed by the Board or such committee, which date may not be more than 15 days prior to such merger, consolidation, or sale or transfer. In the event the Executive receives additional shares pursuant to this Section 4, such shares shall be deemed Restricted Stock, subject to the terms and conditions of this Agreement, and the certificates for such shares shall contain the legend set forth in Section 1 hereof.

     5.  Rights as a Stockholder.  Except as otherwise provided herein, the
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Executive shall have all of the rights of a stockholder of JWP, including the right to receive any cash or stock dividends and shall have the right to vote his Shares.

     6.  No Assignment.  The shares of Restricted Stock may not be assigned or
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transferred otherwise than by will or by the laws of descent and distribution and they shall not be subject to attachment, garnishment, execution or other creditor's processes.

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     7.  Gender.  All references herein to the masculine gender shall be deemed
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to include the feminine or neuter genders, as applicable.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                     JWP INC.


                                     By:  /s/ ANDREW T. DWYER
                                        -------------------------
                                        Andrew T. Dwyer

                                          /s/ EDWARD F. KOSNIK
                                        -------------------------
                                        Edward F. Kosnik

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